Exhibit 10.1

FIRST AMENDMENT TO THE SEPTEMBER 29, 2005 PENN-ARGOSY MERGER APPROVAL AGREEMENT

This First Amendment to the Penn-Argosy Merger Approval Agreement (the “First Amendment”), with the respect to the Penn-Argosy Merger Approval Agreement dated as of September 29, 2005 (“Merger Approval Agreement”) is entered into between the Illinois Gaming Board (“Gaming Board”) and Penn National Gaming, Inc. (“Penn”), effective as of the date of execution by all parties (the “Effective Date”). All capitalized terms not defined in this First Amendment shall have the meaning ascribed to such terms in the Merger Approval Agreement.

WHEREAS, the Effective Date of the Merger Approval Agreement was September 29, 2005;

WHEREAS, the Merger Approval Agreement provided that Penn must enter into a Definitive Sales Agreement to sell Empress and Alton by December 31, 2006, and that Penn dispose of Empress and Alton by the Execution Deadline;

WHEREAS, the Merger Approval Agreement also provided that Penn may request that the Gaming Board, in its sole discretion, review or reconsider the terms of the Merger Approval Agreement;

WHEREAS on March 6, 2006, Penn requested approval from the Gaming Board to not sell the Alton and for an extension of time to sell Empress;

WHEREAS, on March 6, 2006, the Gaming Board adopted a Resolution approving Penn’s request not to sell Alton and for an extension of time to sell Empress;

NOW THEREFORE, in consideration of Penn’s March 6, 2006 request and the Gaming Board’s March 6, 2006 Resolution, the receipt and sufficiency of which is hereby acknowledged, Penn and the Gaming Board agree that the Merger Approval Agreement shall be amended as follows:

1.             Penn shall enter into a Definitive Sales Agreement to sell Empress by June 30, 2008.

2.             Penn will not sell the Alton as required by the Merger Approval Agreement.

3.             Penn shall continue to operate its Illinois casinos independently to prevent undue economic concentration.

4.             The Gaming Board may require Penn to accelerate the sale of Empress within one year if the Gaming Board determines that Penn’s ownership of three Illinois casinos, or two casinos in the Chicago area, is causing undue economic concentration.

5.             Except as otherwise expressly provided herein, all provisions of the Merger Approval Agreement shall remain in full force and effect.

6.             On and after the effectiveness of this First Amendment, each reference in the Merger Approval Agreement to the “Agreement,” “hereinafter,” “herein” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Merger Approval Agreement, as amended by this First Amendment.

7.             This First Amendment, consisting of two pages, may be signed in counterparts and delivered by facsimile, with each executed counterpart in a facsimile standing as an original.

ILLINOIS GAMING BOARD		PENN NATIONAL GAMING, INC.

/s/Mark Ostrowski		/s/ Kevin G. DeSanctis
By: Mark Ostrowski		By: Kevin G. DeSanctis
Its: Administrator		Its: President

Dated:	4/25/06	Dated:	4/24/06